EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Monday, July 25, 2005

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

C&F Financial Corporation Announces

Tender Offer Results

West Point, Va., July 25, 2005—C&F Financial Corporation (NASDAQ: CFFI), the bank holding company for C&F Bank, today announced that as of the expiration of its tender offer at 11:59 p.m. Eastern Standard Time, on Friday, July 22, 2005, approximately 427,000 shares of its common stock had been tendered. The company had previously announced its offer to repurchase up to 450,000 shares at a price of $41 net per share. The total cost of the repurchase, including transaction costs, will approximate $17.6 million.

“We are extremely pleased with the results of the company’s tender offer,” said CEO and president Larry Dillon. “The results far exceeded our original expectations. We believe this was a win-win transaction for the company’s shareholders. Those who wanted to sell all or a part of their investment in the company could do so on potentially more favorable terms than would otherwise be the case. And the reduction in the number of shares outstanding should result in an increase of earnings per share and return on equity, thereby increasing value to remaining shareholders. We expect to begin distribution of the payments to individual shareholders for their tendered shares by the end of this week.”

A portion of the funding for the repurchase was obtained through the company’s issuance of $10 million of trust preferred securities on July 21, 2005. Trust preferred securities are hybrid securities that are treated as Tier 1 Capital for regulatory purposes and debt for income tax purposes. The trust preferred

C&F FINANCIAL CORPORATION

Monday, July 25, 2005

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

mature in September 2035, are redeemable at the company’s option beginning after five years, and require quarterly distributions to the holders of the trust preferred at a fixed rate of 6.07% as to $5 million of the securities and at a rate equal to the three-month LIBOR rate plus 1.57% as to the remaining $5 million, which rate is initially 5.21%. The fixed rate portion of the securities converts to the three-month LIBOR rate plus 1.57% in September 2010.

C&F Financial Corporation operates 14 retail bank branches located throughout the Newport News to Richmond corridor in Virginia through C&F Bank and offers full investment services through its subsidiary C&F Investment Services, Inc. The corporation provides mortgage and title services through C&F Mortgage Corporation’s 17 offices. C&F Finance Company provides automobile loans through its offices in Richmond, Roanoke and Hampton, Va.

Forward-Looking Statements. The statements contained in this press release that are not historical facts may constitute “forward-looking statements” as defined by the federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in: (1) interest rates, (2) general economic conditions, (3) demand for loan products, (4) the legislative/regulatory climate, (5) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, (6) the quality or composition of the loan or investment portfolios, (7) deposit flows, (8) competition, (9) demand for financial services in the corporation’s market area, (10) technology and (11)

C&F FINANCIAL CORPORATION

Monday, July 25, 2005

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of their dates.

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